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Exhibit 10.27

GUARANTEE AGREEMENT

        GUARANTEE AGREEMENT, dated as of March 2, 2009 (this "Agreement") made by HALLMARK CARDS, INCORPORATED (the "Guarantor"), in favor of (1) JPMORGAN CHASE BANK, NA. (formerly known as JPMorgan Chase Bank) as Administrative Agent (the "Agent") under that certain Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 (as amended, and as the same may be further amended, supplemented or otherwise modified, renewed, replaced or extended from time to time, the "Credit Agreement"), by and among Crown Media Holdings, Inc. as Borrower (the "Borrower"), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) as the Issuing Bank and the Agent on behalf of the Issuing Bank and the Lenders, (2) the Issuing Bank and (3) the Lenders. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Credit Agreement.

WITNESSETH:

        WHEREAS, Guarantor is indirectly, the majority shareholder of the Borrower;

        WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and to participate in Letters of Credit issued by the Issuing Bank, in each case upon the terms and subject to the conditions set forth therein;

        WHEREAS, the Borrower has requested that in connection with the effectiveness of Amendment No. 15 to the Credit Agreement, dated as of the date hereof ("Amendment No. 15"), the Administrative Agent, the Lenders and the Issuing Bank accept this Agreement in lieu of the Hallmark L/C;

        WHEREAS, the Guarantor derives a substantial benefit from the Loans made to the Borrower under the Credit Agreement and has therefore agreed to guarantee to the Lenders the due and punctual payment of the Borrower's Obligations under the Credit Agreement;

        WHEREAS, it is a condition precedent to the effectiveness of Amendment No. 15 that the Guarantor enter into this Agreement.

        NOW, THEREFORE, in consideration of the above premises, and to induce the Agent and the Lenders to permit Amendment No. 15 to become effective and to thereafter continue to extend credit to the Borrower under the Credit Agreement, the Guarantor hereby agrees with the Agent, for the benefit of itself, the Issuing Bank and the Lenders, as follows:

SECTION 1.    GUARANTEE.

        1.01    Agreement to Pay the Obligations.    The Guarantor unconditionally and irrevocably guarantees to the Agent, the Issuing Bank and the Lenders the due and punctual payment of the Obligations of the Borrower under the Credit Agreement, as and when the same shall become due, whether at stated maturity, by acceleration or otherwise (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). The Guarantor further agrees that the Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound hereunder notwithstanding any extension or renewal of any Obligation.

        1.02    Waivers.    The Guarantor waives presentation to, demand for payment from and protest to, as the case may be, the Borrower or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower, any Guarantor or any other guarantor of any of the Obligations or otherwise; (b) any extension or renewal of any provision hereof or of the Credit Agreement; (c) the failure of the Agent, the Issuing Bank or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement or any other agreement; (d) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them or otherwise; (e) the failure of the Agent, the Issuing Bank or the Lenders to exercise any right or remedy against any other guarantor of the Obligations; (f) any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case by or against the Borrower or any other guarantor of the Obligations, any change in the corporate existence, structure, ownership or control of the Guarantor, the Borrower or any other guarantor of the Obligations (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction); or (g) the release or substitution of any other guarantor of the Obligations.

        1.03    Guarantee of Payment.    The Guarantor further agrees that this guarantee is a continuing guaranty, shall secure the Obligations and any ultimate balance thereof, notwithstanding that the Borrower or others may from time to time satisfy the Obligations in whole or in part and thereafter incur further Obligations, and constitutes a guarantee of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent, the Issuing Bank or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent, the Issuing Bank or any Lender in favor of the Borrower or any other Person.

        1.04    Duty to Keep Informed.    The Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and any other guarantors of the Obligations and any circumstances affecting the Collateral or the ability of the Borrower to perform under the Credit Agreement.

        1.05    Liability Absolute.    The Guarantor's obligations hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense hereto, other than indefeasible repayment in full of the Obligations. The Agent, the Issuing Bank and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to the Guarantor in respect to the management and maintenance of the Obligations or any collateral for the Obligations.

        1.06    No Impairment of Agreement, etc.    The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment in full of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Credit Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the payment or performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law, unless and until the occurrence of each of the following (with the date on which all of the following have been satisfied constituting the "Credit Agreement Obligations Repayment Date"): (a) Obligations have been indefeasibly paid in full, (b) the Commitments have terminated and (c) each outstanding Letter of Credit has expired or otherwise been terminated.

        1.07    Continuation and Reinstatement; Subrogation.

          (a)   The Guarantor further agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of the Borrower, or otherwise. In furtherance of the provisions hereof, and not in limitation of any other right which the Agent, the Issuing Bank or the Lenders may have at law or in equity against the Borrower or any other Person by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Agent on behalf of itself, the Issuing Bank and/or the Lenders, forthwith pay or cause to be paid to the Agent for the benefit of itself, the Issuing Bank and/or the Lenders (as applicable) in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.9(a) of the Credit Agreement. Any payment made by the Guarantor hereunder shall be deemed to constitute a purchase of a Hallmark Subordinated Participation under Section 14.1 of the Credit Agreement, and the relative rights of the Agent, the Lenders and the Guarantor with respect to such Hallmark Subordinated Participation shall be governed by Article 14 of the Credit Agreement.

          (b)   All rights of the Guarantor against the Borrower arising as a result of the payment by the Guarantor of any sums hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the Obligations, as more fully set forth in Article 14 of the Credit Agreement.

        1.08    Separate Action.    The obligations of the Guarantor hereunder are independent of the obligations of the Borrower, and any other guarantor of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not such Persons are joined in any such action or actions.

        1.09    Bankruptcy, Etc.

          (a)   Until the Credit Agreement Obligations Repayment Date, the Guarantor shall not, without the prior written consent of the Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower or any of its subsidiaries, provided, however, that nothing in this Agreement shall prohibit Guarantor from filing any claim in bankruptcy against Borrower if such shall occur. The obligations of the Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any of its subsidiaries or by any defense which such Person(s) may have by reason of any such bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement proceeding, or by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b)   The Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in paragraph (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of the Guarantor that the Obligations which are guaranteed by the Guarantor pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Obligations. The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Agent, or allow the claim of the Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

        1.10    Notice of Events.    As soon as the Guarantor obtains knowledge thereof, the Guarantor shall give the Agent immediate written notice of any condition or event which has resulted in a material adverse change in the financial condition of the Guarantor, the Borrower or a breach of or noncompliance with any term, condition or covenant contained herein, the Credit Agreement, or any other document delivered pursuant hereto or thereto. If at any time the Agent receives a written notice of Default or Event of Default by Borrower under the Credit Agreement, the Agent agrees to use commercially reasonable efforts to provide Guarantor with a copy of such notice, provided, however, that failure to provide such notice shall not affect Guarantor's obligations hereunder.

SECTION 2.    REPRESENTATIONS AND WARRANTIES.

        In order to induce the Agent to accept this Agreement and to induce the Agent, the Issuing Bank and the Lenders to enter into the Credit Agreement and to make the Loans and to issue (and participate in) Letters of Credit thereunder, the Guarantor hereby represents and warrants to the Agent that the following statements are true and correct:

        2.01    Organization; Powers; Authorization; Enforceability.

          (a)   The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the full power and authority to carry on its business as now conducted and hereafter proposed to be conducted and is duly qualified to do business in, and is in good standing in, every jurisdiction where the failure to do so could have a material adverse effect upon the conduct of its business.

          (b)   The Guarantor has full power and authority to execute, deliver and perform this Agreement.

          (c)   The Guarantor has taken all necessary corporate and legal action to authorize this Agreement on the terms and conditions set forth herein and to authorize the execution, delivery and performance hereof.

          (d)   This Agreement has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to general principles of equity (whether considered in a proceeding in equity or law).

        2.02    No Legal Bar to this Agreement.    The execution, delivery and performance by the Guarantor of this Agreement, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or other Person, (b) do not and will not violate any Applicable Law or the charter, by-laws or other organizational documents of the Guarantor or any order of any Governmental Authority applicable to the Guarantor or any of its properties or assets, (c) will not violate, be in conflict with, or result in a breach of or constitute (with due notice or lapse of time) a default under, or create any right to terminate, any material indenture, bond, note or other agreement or instrument evidencing or governing any Indebtedness or any other material agreement or instrument binding upon the Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor and (d) will not result in the creation or imposition of any Lien on any material asset of the Guarantor.

        2.03    No Insolvency of the Guarantor.    The Guarantor is not now, nor will it be, rendered insolvent or left with inadequate or unreasonably small capital by reason of the execution, delivery and performance of this Guarantee.

SECTION 3.    MISCELLANEOUS.

        3.01    Default.    The occurrence of any of the following events shall constitute a default under this Agreement: (a) any representation or warranty made by the Guarantor hereunder shall prove to have been false or misleading in any material respect when made or delivered, or (b) the Guarantor shall fail to perform any of its obligations hereunder.

        3.02    Survival of Warranties.    All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and any increase in the Commitments under the Credit Agreement.

        3.03    Notices.    Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, graphic scanning or other telegraphic or facsimile communications equipment of the sending party hereto, delivered by such equipment) addressed:

to the Agent:	JPMorgan Chase Bank N.A. 10 South Dearborn, 9th Floor Chicago, Illinois 60603 Attention: Gregory T. Martin facsimile no.: (312) 325-3239
with a copy to	J.P. Morgan Securities Inc. 10 South Dearborn, 9th Floor Chicago, Illinois 60603 Attn: William Oleferchik facsimile no.: (312) 212-5912
to the Guarantor	Hallmark Cards Incorporated 2501 McGee P.O. 419580, Mail Drop #339 Kansas City, Missouri 64108 Attn: General Counsel facsimile no.: (816) 274-7171 or to such other address as either party hereto may hereafter indicate in writing.

        3.04    Severability.    Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        3.05    Amendments and Waivers.    No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of the Agent and each of the Lenders and, in the case of any such amendment or modification, the Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        3.06    Headings.    Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        3.07    Applicable Law.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTOR HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS TO BE FULLY PERFORMED WITHIN THE STATE OF NEW YORK.

        3.08    Successors and Assigns.    The Agreement constitutes the continuing obligation of the Guarantor and shall be binding upon the Guarantor and its successors and assigns. The Agreement shall inure to the benefit of the Agent, the Issuing Bank, the Lenders and their respective successors and assigns. The Guarantor shall not assign this Agreement or any of the rights or obligations of the Guarantor hereunder without the prior written consent of the Agent. The terms and provisions of this Agreement shall inure to the benefit of any transferee, assignee or participant of any Loan or Letter of Credit transferred, assigned or conveyed in accordance with the provisions of the Credit Agreement, and in the event of such transfer or assignment the rights and privileges herein conferred upon the Agent shall automatically extend to and be vested in such transferee, assignee or participant, all subject to the terms and conditions hereof.

        3.09    Agent.    Written notice of resignation by, or removal of the Person acting as the Agent pursuant to Section 12.11 of the Credit Agreement shall also constitute resignation by, or removal of, such Person as the Agent under this Agreement; and appointment of a successor Agent pursuant to Section 12.11 of the Credit Agreement shall also constitute appointment of a successor Agent under this Agreement. Upon acceptance of the appointment of a Person as a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent under this Agreement, and the retiring or removed Agent under this Agreement shall promptly (i) transfer to such successor Agent all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Agent of the rights created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Agent hereunder.

        3.10    Consent to Jurisdiction and Service of Process.

          (a)   The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Creditor Party may otherwise have to bring any action or proceeding relating to this Agreement against the Guarantor or its properties in the courts of any jurisdiction.

          (b)   The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which the Guarantor may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        3.11    WAIVER OF JURY TRIAL.

        TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE GUARANTOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, THE CREDIT AGREEMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE AGENT THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE AGENT, THE ISSUING BANK AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND OTHER FUNDAMENTAL DOCUMENTS. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

        3.12    WAIVER WITH RESPECT TO DAMAGES.

        THE GUARANTOR ACKNOWLEDGES THAT NONE OF THE AGENT, THE ISSUING BANK OR ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, THE GUARANTOR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR SHALL NOT ASSERT, AND THE GUARANTOR HEREBY WAIVES, ANY CLAIMS AGAINST THE AGENT, THE ISSUING BANK OR ANY LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF PROCEEDS THEREOF.

        3.13    Further Assurances.    At any time or from time to time, upon the request of the Agent, the Guarantor shall execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of this Agreement

        3.14    Right of Setoff.    If a default hereunder shall have occurred and be continuing, and after such time as either the Guarantor has provided the Agent with notice of such default or the Guarantor has been provided with notice of such default by the Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Guarantor against any of and all the obligations now or hereafter existing under this Agreement held by such Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

        3.15    Counterparts.    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

        IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivery by its duly authorized officer as of the day and year first above written.

HALLMARK CARDS, INCORPORATED
By:
Name: Title: Address: Fax:
JPMORGAN CHASE BANK N.A., as Agent
By:
Name: Title Address: Fax:

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  Exhibit 10.27
GUARANTEE AGREEMENT
WITNESSETH